As filed with the Securities and Exchange Commission on August 1, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cornell Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	76-0433642
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(713) 623-0790

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

William Turcotte

1700 West Loop South, Suite 1500

Houston, Texas 77027

(713) 623-0790

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Attention: Charles L. Strauss

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $.001 per share (including the associated preferred stock purchase rights)
Preferred Stock, par value $.001 per share
Warrants
Units
Guarantees (5)
Total			$75,000,000	$2,947.50

(1)                                  There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants, such indeterminate number of units, such indeterminate principal amount of senior debt securities and such indeterminate principal amount of subordinated debt securities as shall have an aggregate initial offering price not to exceed $75,000,000.  If any senior debt securities or subordinated debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the dollar amount of any securities previously issued hereunder.  The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of senior debt securities or subordinated debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)                                  The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)                                  Estimated solely for the purpose of determining the registration fee.  The aggregate public offering price of all securities registered hereby will not exceed $75,000,000.

(4)                                  Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(5)                                  Guarantees that may be provided by certain subsidiaries of Cornell Companies, Inc. of the payment of the principal and premium, if any, and interest on the debt securities.  No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cornell Corrections Management, Inc.	Delaware	74-2650655
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Cornell Corrections of California, Inc.	California	94-2411045
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Abraxas Group, Inc.	Delaware	76-0545741
WBP Leasing, Inc.	Delaware	76-0546892
Cornell Corrections of Alaska, Inc.	Alaska	76-0578707
Cornell Interventions, Inc.	Illinois	74-2918981
CCG I Corporation	Delaware	76-0544498
Cornell Companies Administration, LLC	Delaware	32006557170
Cornell Companies Management Holdings, LLC	Delaware	74-3024864
Cornell Companies Management Services, Limited Partnership	Delaware	76-0700115
Sentencing Concepts, Inc.	California	33-0644253
Cornell Companies Management, LP	Delaware	76-0700116
WBP Leasing, LLC	Delaware	26-1849095
Cornell Corrections of Pennsylvania LLC	Delaware	26-1566821
Correctional Systems, Inc.	Delaware	33-0607766

[The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

PRELIMINARY PROSPECTUS Dated August 1, 2008 (Subject to completion)

Cornell Companies, Inc.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Guarantees

This prospectus will allow us to issue up to an aggregate of $75,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, units and guarantees from time to time at prices and on terms to be determined at or prior to the time of the offering.  We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Selling securityholders also may offer and sell the securities under this prospectus.

Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “CRN”.

We urge you to carefully review and consider the information under the heading “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Any selling securityholders will be identified, and the type and amount of securities to be offered by them will be specified, in a supplement to this prospectus. We will not receive proceeds of any sale of securities by selling securityholders.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to Cornell Companies, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

CORNELL COMPANIES, INC.

Cornell Companies, Inc. was incorporated in Delaware in 1996. We provide correction, detention, education, rehabilitation and treatment services for adults and juveniles. We partner with federal, state, county and local government agencies to deliver quality, cost-efficient programs that we believe enable our customers to save taxpayers’ money. Our customers include the Federal Bureau of Prisons, U.S. Marshals Service, various state Departments of Corrections and city, county and state departments of human services and similar agencies.

We offer services in structured and secure environments throughout three operating divisions:  (1) Adult Secure Services; (2) Abraxas Youth and Family Services; and (3) Adult Community-Based Services. The Company, through predecessor entities, began operating in juvenile operations in 1973, adult community-based programs in 1974 and adult secure operations in 1984.

As of March 31, 2008, we operated 74 facilities with a total service capacity of 18,939. We also had one facility that was vacant, representing additional service capacity of 70. Service capacity is comprised of the number of beds currently available for service in our residential facilities and the average program capacity of non-residential community-based programs.  Our facilities are located in 15 states and the District of Columbia.

Our principal executive offices are located at 1700 West Loop South, Suite 1500, Houston, Texas 77027. Our telephone number at that location is (713) 623-0790. Our Internet website is http://www.cornellcompanies.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

FORWARD-LOOKING STATEMENTS

The statements included in this prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this prospectus include, but are not limited to, statements about the following subjects:

•	revenues,
•	revenue mix,
•	expenses, including personnel and medical costs
•	results of operations,
•	operating margins,
•	supply and demand,
•	market outlook in our various markets
•	our other expectations with regard to market outlook,
•	utilization,
•	parolee, detainee, inmate and youth offender trends,
•	pricing and per diem rates,
•	contract commencements,
•	new contract opportunities,
•	operations at, future contracts for, and results from our Regional Correctional Center,
•

the timing, cost of completion and other aspects of planned expansions, including without limitation the D. Ray James Prison, Great Plains Correctional Facility and Walnut Grove Youth Correctional Facility expansions,

•	adequacy of insurance,
•	insurance proceeds,
•	debt levels,
•	debt reduction,
•	the effect of FIN No. 48,
•	our effective tax rate,
•	tax assessments,
•	results and effects of legal proceedings and governmental audits and assessments,
•	liquidity,
•	cash flow from operations,
•	adequacy of cash flow for our obligations,
•	capital requirements
•	capital expenditures,
•	effects of accounting changes and adoption of accounting policies,
•	changes in laws and regulations,
•	adoption of accounting policies,
•	benefit payments, and
•	changes in laws and regulations,

                                                Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions among others:

•	“anticipates”
•	“believes”
•	“budgets”

•	“could”
•	“estimates”
•	“expects”
•	“forecasts”
•	“intends”
•	“may”
•	“might”
•	“plans”
•	“predicts”
•	“projects”
•	“scheduled”
•	“should”

Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

•	those described under “Risk Factors”,
•	the adequacy of sources of liquidity,
•	the effect and results of litigation, audits and contingencies, and
•	other factors discussed in this prospectus and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares being offered under this prospectus.  This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement.  For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov.  Our Internet website address is www.cornellcompanies.com.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year.  We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents.  For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•                  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, filed with the SEC on March 14, 2008;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 12, 2008; and

•                  The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 24, 1998.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

CORPORATE SECRETARY

CORNELL COMPANIES, INC.

1700 WEST LOOP SOUTH, SUITE 1500

HOUSTON, TEXAS 77027

(713) 623-0790

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the offered securities for capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness or other general corporate purposes.  Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for each of the following periods on a consolidated basis.  You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus.  The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirements.

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004		2003
Ratio of Earnings to Fixed Charges	2.08	1.17	1.71	1.73	1.09	0.58	(1)	1.30

(1) Earnings were insufficient to cover fixed charges by $10,082,000 for the year ended December 31, 2004.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•                  directly to purchasers;

•                  through agents;

•                  through underwriters;

•                  through dealers; and

•                  through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

SELLING SECURITYHOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of common stock by selling securityholders. The applicable prospectus supplement will set forth, with respect to each selling securityholder:

•                  the name of the selling securityholder,

•                  the nature of any position, office or other material relationship that the selling securityholder will have had within the prior three years with the Company or any of its predecessors or affiliates,

•                  the number of shares of common stock owned by the selling securityholder prior to the offering,

•                  the number of shares to be offered for the selling securityholder’s account and

•                  the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling securityholder after completion of the offering.

The selling securityholders may include or consist of, from time to time, such underwriters or other persons with whom we may enter into standby arrangements from time to time as described under “Plan of Distribution”.

DISTRIBUTION BY SELLING SECURITYHOLDERS

Selling securityholders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the NYSE, in the over-the-counter market, in transactions otherwise than on the NYSE or in the over-the-counter market, or in a combination of any of these transactions.  Selling securityholders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Selling securityholders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from selling securityholders or the purchasers of the securities for whom they act as agent. From time to time selling securityholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, selling securityholders may from time to time sell their securities in transactions permitted by Rule 144 under the Securities Act.

As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling securityholders. To the extent required, the type and amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to selling securityholders from the sale of their securities offered hereby will be the sale price of those shares, less any commissions and other expenses of issuance and distribution not borne by us.

Selling securityholders and any brokers, dealers, agents or underwriters that participate with selling securityholders in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of selling securityholders in connection with the registration of securities being offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling securityholders against certain civil liabilities, including liabilities under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series.  The debt securities will be senior debt securities or subordinated debt securities.  The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into among us, any subsidiary guarantors and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into among us, any subsidiary guarantor and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”).  The term “Trustee” used in this Prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate.  The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.”  The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described below under “Subordination.”

A prospectus supplement and an Indenture relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•                  the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•                  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•                  the date or dates on which the principal of the debt securities shall be payable;

•                  the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•                  the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•                  the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•                  any optional or mandatory redemption or any sinking fund or analogous provisions;

•                  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•                  any provisions granting special rights to holders when a specified event occurs;

•                  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•                  any Events of Default with respect to the debt securities that differ from those set forth in the applicable Indenture;

•                  provisions permitting the payment of principal of and any premium or interest on the debt securities to be determined by reference to an index;

•                  provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•                  the form of and conditions to issuance of debt securities issuable in definitive form;

•                  the means of defeasance, if any, other than as described below;

•                  the identity of the trustee, the registrar for the debt securities and any paying agent;

•                  any other terms not inconsistent with the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series.  Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC.  Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.  Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a  global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•                  DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•                  we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•                  there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $1,000 and integral multiples thereof.  The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Transfer

Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our fully registered debt securities will be paid at designated places.  Payment will be made by check and mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement.  Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the applicable Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Subsidiary Guarantees

Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries.  The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee will be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.

If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our Senior Indebtedness, then the guarantee by such subsidiaries will be subordinated to the Senior Indebtedness of such subsidiaries to substantially the same effect as the series is subordinated to our Senior Indebtedness. See “— Subordination”.

Covenants

Under the indentures, we have agreed to:

•                  pay the principal of, interest and any premium on, the debt securities when due;

•                  maintain a place of payment;

•                  deliver a certificate to the trustee 150 days after the end of each fiscal year reviewing our obligations under the indentures; and

•                  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•                  failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•                  failure to deposit a sinking fund  or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•                  failure to pay any interest on any debt security of the series when due, continued for 30 days;

•                  failure to perform or comply with any covenant or warranty in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•                  certain events in bankruptcy, insolvency or reorganization affecting us; and

•                  any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture.  The applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture.  We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, to pay principal and interest on the original stated due dates and certain other obligations set forth in the indenture.

We may discharge our obligations under the indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the indenture. We may not have a default on the debt securities discharged on the date of deposit.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness”, which we define generally as money borrowed, including guarantees, by us or, if applicable to any series of outstanding debt securities, by the subsidiary guarantors, that are not expressly subordinate or junior in right of payment to any of our or any subsidiary guarantor’s other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any subsidiary guarantor that is designated as “Senior Indebtedness” with respect to the series.  Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•                  of any insolvency, bankruptcy or similar proceeding involving us or our property; or

•                  we fail to pay the principal, interest, premium, if any, or any other amounts on any senior debt when due.

The Subordinated Indenture will not limit the amount of senior debt that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers.  You should also refer to our Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 40,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.  We have a total of 960,654 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans.  As of July 21, 2008, there were 14,715,237 shares of common stock, and no shares of Preferred Stock outstanding. As of such date, there were 407 holders of record of common stock.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock:

Dividends.  The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up.  The holders of shares of our common stock are entitled upon liquidation to receive our assets remaining after the payment of corporate debts and the satisfaction of the liquidation preference of any outstanding preferred stock;

Redemption.  The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company; and

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally.  Voting is non-cumulative. The outstanding shares of our common stock are fully paid and non-assessable.  Except as specifically provided in the DGCL or in the Company’s certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting).

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement.  The description of the provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock.  The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each series of the preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•                  the designation and stated value per share of such preferred stock and the number of shares offered;

•                  the amount of liquidation preference per share;

•                  the initial public offering price at which the preferred stock will be issued;

•                  the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•                  any redemption or sinking fund provisions;

•                  any conversion or exchange rights; and

•                  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Articles of Incorporation, Bylaws and the Delaware General Corporation Law

Our certificate of incorporation and bylaws contain the following provisions which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions include:

•                  prohibiting cumulative voting in the election of directors;

•                  denying stockholders the ability to act by written consent unless the written consent is unanimous;

•                  establishing advance notice requirements for nominations for election to the board of directors or proposing matters that can be acted upon by stockholders at stockholder meetings;

•                  allowing the board of directors to consider social, economic and other factors in evaluating any offer of another party; and

•                  allowing the alteration, amendment and repeal of the bylaws only in accordance with our certificate of incorporation.

Additionally, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company.  We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•                  the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•                  upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•                  the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Indemnification of Directors and Officers

Delaware General Corporation Law. Consistent with Section 145(a) of the Delaware General Corporation Law (the “DGCL”), Cornell may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Cornell, or is or was serving at the request of Cornell as a director, officer, employee or agent of another corporation, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cornell.

This indemnification does not apply, (1) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Cornell, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and (2) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Certificate of Incorporation.  Cornell’s Restated Certificate of Incorporation, as amended, provides that a director of Cornell shall not be personally liable to Cornell or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Cornell or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Cornell, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of Cornell shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of Cornell existing at the time of such repeal or modification.  Additionally, the Restated Certificate of Incorporation provides that Cornell will indemnify its officers and directors to the fullest extent permitted by the DGCL.

Bylaws.  Cornell’s Amended and Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers, directors, legal representatives, employees or agents and persons serving at the request of Cornell in such capacities for other business organizations against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by reason of his position with Cornell or such other business organizations. The Bylaws further provide that the right to indemnification is a contract right and includes the right for Cornell to pay the expenses incurred in defending any such proceeding in advance of its final disposition and consistent with the DGCL. In addition, the Bylaws provide that Cornell may, by action of its board of directors, provide indemnification to employees and agents of Cornell, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

Indemnification Agreements.  Cornell maintains Indemnification Agreements with each of its officers and directors. The Indemnification Agreements generally provide that Cornell indemnifies the officer or director against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the officer or director or any of the foregoing alleged by any claimant or any claim against the officer or director solely by reason of him being an officer or director of Cornell, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of  expenses and further provide that Cornell will have no indemnification obligation to the extent that the officer or director has received actual payment under the directors’ and officers’ liability insurance maintained by Cornell.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computer Share Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currency or currencies, in which the price of such warrants will be payable;

•                  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•                  the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•                  if applicable, the anti-dilution provisions of such warrants;

•                  if applicable, the redemption or call provisions of such warrants;

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, a discussion of any material United States federal income tax considerations; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                    Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•                  receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•                  receive dividend payments, if any, with respect to any underlying securities; or

•                  exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants, guarantees, or any combination of such securities.

The applicable prospectus supplement will describe:

•                  the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares, warrants, guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•                  a description of the terms of any unit agreement governing the units;

•                  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•                  if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this Registration statement.

SEC registration fee	$3,000
Printing expenses	$20,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$30,000
Miscellaneous expenses	$15,000
Total	$168,000

Item 15.  Indemnification of Directors and Officers.

The discussion under the heading “Description of Capital Stock – Indemnification of Directors and Officers” in the prospectus is incorporated by reference herein in its entirety.

Item 16.  Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this Registration statement.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Cornell Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 1997).
4.2	Second Amended and Restated Bylaws of Cornell Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 18, 2007).
4.3

Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333- 08243), filed with the Commission on July 17, 1996, as amended).

4.4

Registration Rights Agreement dated March 31, 1994, as amended, among Cornell Corrections, Inc. and the stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Reg. No. 333- 08243), filed with the Commission on July 17, 1996, as amended)

4.5

Indenture dated as of June 24, 2004 between Cornell Companies, Inc., the guarantors named therein and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 25, 2004).

4.6	Form of 10 3/4% Senior Note due 2012 (included in Exhibit 4.5).
*4.7	Form of Senior Indenture of Cornell Companies, Inc. (including Form of Senior Debt Security).
*4.8	Form of Subordinated Indenture of Cornell Companies, Inc. (including Form of Subordinated Debt Security).
*5.1	Opinion of Fulbright & Jaworski L.L.P.
*12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preference Dividends
*23.1	Consent of PricewaterhouseCoopers LLP
*23.2	Consent of Fulbright & Jaworski L.L.P. (incorporated by
reference from Exhibit 5.1).
*24.1	Powers of Attorney (included in Signature Page).
*25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

 * Filed herewith

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (A) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Companies, Inc.

By:	/s/ James E. Hyman
James E. Hyman
Chief Executive Officer, President
and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	Chief Executive Officer, President and	August 1, 2008
James E. Hyman	Chairman of the Board (Principal Executive
Officer)

/s/ John R. Nieser	Senior Vice President, Chief Financial	August 1, 2008
John R. Nieser	Officer and Treasurer (Principal Financial
and Accounting Officer)

/s/ Max Batzer	Director	August 1, 2008
Max Batzer

/s/ Anthony R. Chase	Director	August 1, 2008
Anthony R. Chase

/s/ D. Stephen Slack	Director	August 1, 2008
D. Stephen Slack

/s/ Alfred Jay Moran, Jr.	Director	August 1, 2008
Alfred Jay Moran, Jr.

/s/ Todd Goodwin	Director	August 1, 2008
Todd Goodwin

/s/ Richard Crane	Director	August 1, 2008
Richard Crane

/s/ Andrew R. Jones	Director	August 1, 2008
Andrew R. Jones

/s/ Zachary R. George	Director	August 1, 2008
Zachary R. George

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Corrections Management, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Corrections of Texas, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Corrections of California, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President and Director (Principal Executive	August 1, 2008
James E. Hyman	Officer)

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ Jonathan P. Swatsburg	Chairman of the Board	August 1, 2008
Jonathan P. Swatsburg

/s/ Patrick N. Perrin	Director	August 1, 2008
Patrick N. Perrin

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Corrections of Rhode Island, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Abraxas Group, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President and Director (Principal Executive	August 1, 2008
James E. Hyman	Officer)

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ Jonathan P. Swatsburg	Chairman of the Board	August 1, 2008
Jonathan P. Swatsburg

/s/ Patrick N. Perrin	Director	August 1, 2008
Patrick N. Perrin

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

WBP Leasing, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Corrections of Alaska, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Interventions, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President and Director (Principal Executive	August 1, 2008
James E. Hyman	Officer)

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ Patrick N. Perrin	Director	August 1, 2008
Patrick N. Perrin

/s/ Jonathan P. Swatzburg	Director	August 1, 2008
Jonathan P. Swatzburg

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

CCG I Corporation

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Companies Administration, LLC

By:	/s/ John R. Nieser
John R. Nieser
Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Manager	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Manager	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Companies Management Holdings, LLC

By:	/s/ John R. Nieser
John R. Nieser
Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Manager	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Manager	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Companies Management Services, Limited Partnership

By: Cornell Companies Management, LP,
its general partner

By: Cornell Companies Administration,
LLC, its general partner

By:	/s/ John R. Nieser
John R. Nieser
Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Cornell Companies Administration, LLC)	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Manager	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Manager	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Sentencing Concepts, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ Patrick N. Perrin	Director	August 1, 2008
Patrick N. Perrin

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Companies Management, LP

By: Cornell Companies Administration, LLC,
its general partner

By:	/s/ John R. Nieser
John R. Nieser
Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title (of Cornell Companies Administration, LLC)	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Manager	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Manager	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

WBP Leasing, LLC

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Manager	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ Patrick N. Perrin	Manager	August 1, 2008
Patrick N. Perrin

/s/ William E. Turcotte	Manager	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Cornell Corrections of Pennsylvania LLC

By:	/s/ John R. Nieser
John R. Nieser
Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Manager	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ Patrick N. Perrin	Manager	August 1, 2008
Patrick N. Perrin

/s/ William E. Turcotte	Manager	August 1, 2008
William E. Turcotte

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2008.

Correctional Systems, Inc.

By:	/s/ James E. Hyman
James E. Hyman
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Hyman, John R. Nieser and William E. Turcotte, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Hyman	President (Principal Executive Officer)	August 1, 2008
James E. Hyman

/s/ John R. Nieser	Vice President, Treasurer and Director	August 1, 2008
John R. Nieser	(Principal Financial and Accounting Officer)

/s/ William E. Turcotte	Director	August 1, 2008
William E. Turcotte

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Cornell Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 31, 1997).
4.2	Second Amended and Restated Bylaws of Cornell Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on December 18, 2007).
4.3

Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333- 08243), filed with the Commission on July 17, 1996, as amended).

4.4

Registration Rights Agreement dated March 31, 1994, as amended, among Cornell Corrections, Inc. and the stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Reg. No. 333- 08243), filed with the Commission on July 17, 1996, as amended)

4.5

Indenture dated as of June 24, 2004 between Cornell Companies, Inc., the guarantors named therein and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 25, 2004).

4.6	Form of 10 3/4% Senior Note due 2012 (included in Exhibit 4.5).
*4.7	Form of Senior Indenture of Cornell Companies, Inc. (including Form of Senior Debt Security).
*4.8	Form of Subordinated Indenture of Cornell Companies, Inc. (including Form of Subordinated Debt Security).
*5.1	Opinion of Fulbright & Jaworski L.L.P.
*12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preference Dividends
*23.1	Consent of PricewaterhouseCoopers LLP
*23.2	Consent of Fulbright & Jaworski L.L.P. (incorporated by
reference from Exhibit 5.1).
*24.1	Powers of Attorney (included in Signature Page).
*25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

 * Filed herewith